EXHIBIT 10.15

STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is entered into as of January 9, 2003 by and among Party City Corporation, a Delaware corporation (the “Pledgor”), Party City Michigan, Inc., a Delaware corporation (the “Pledged Stock Issuer”) and Wells Fargo Retail Finance, LLC, as the arranger, collateral agent and administrative agent (the “Agent” or the “Secured Party”), on its own behalf and on behalf of the Lender Group and any other holder of Obligations under, and as defined in, the Loan Agreement referred to below (the Lender Group and such other holders of Obligations, collectively, the “Secured Obligation Holders”).

Introduction

     Concurrently with the execution and delivery hereof, the Pledgor is entering into a Loan and Security Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the Agent and the financial institutions from time to time party thereto as lenders (the “Lenders”) pursuant to which the Agent and the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain revolving credit loans and to provide other financial accommodations to the Borrower (collectively, the “Loans”).

     It is a condition precedent to the effectiveness of the Loan Agreement that the Pledgor execute and deliver to the Agent, for its benefit and the benefit of the Secured Obligation Holders, a stock pledge agreement in substantially the form hereof.

     NOW, THEREFORE, in consideration of the willingness of the Agent and the Lenders to enter into the Loan Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Pledgor pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

     1. Security Interest. The Pledgor hereby deposits with and pledges to the Secured Party, for the benefit of the Secured Obligation Holders, the shares of capital stock of the Pledged Stock Issuer listed on Schedule I attached hereto (the “Pledged Stock”) and the promissory notes or other instruments, if any, payable to the Pledgor listed on Schedule I attached hereto (the “Pledged Notes” and collectively with the Pledged Stock and any additional securities or collateral now or hereafter pledged hereunder, the “Pledged Collateral”), and the Pledgor hereby grants to the Secured Party, for the benefit of the Secured Party and the Secured Obligation Holders, a security interest in and lien on all of the Pledgor’s right, title and interest in and to the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof.

     2. Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of each of the Pledgor and the Pledged Stock Issuer (herein called the “Secured Obligations”):

          (a) Principal of and premium, if any, and interest (including any interest that would accrue in the Secured Obligations but for the operation of the United States Bankruptcy Code or any other applicable insolvency law) on the Advances and any other amount owed to the Secured Obligation Holders under the Loan Agreement and the other Loan Documents; and

           (b) Any and all other obligations of the Pledgor to the Secured Party and the Lenders arising out of or relating to the Advances, the Loan Agreement and the other Loan Documents, or under any agreement or instrument relating thereto, all as amended from time to time.

     3. Special Warranties and Covenants of the Pledgor. The Pledgor hereby warrants and covenants to the Secured Party and the Lenders that:

          (a) The Pledged Collateral is duly and validly pledged with the Secured Party, for the benefit of the Secured Party and the Secured Obligation Holders, in accordance with law and the Pledgor warrants and will defend the Secured Party’s and the Lenders’ right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever.

          (b) This Agreement and the delivery of the Pledged Collateral to the Secured Party creates a perfected first priority security interest in all of the Pledged Collateral in favor of the Secured Party for the benefit of the Secured Obligation Holders, securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been taken.

          (c) The Pledgor owns the Pledged Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever except Permitted Liens.

          (d) All of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

          (e) The Pledged Stock constitutes all of the presently issued and outstanding capital stock of the Pledged Stock Issuer. The Pledged Notes constitute all promissory notes, or negotiable instruments (other than checks or drafts) payable to the Pledgor.

          (f) If (i) any additional shares of capital stock of any class of the Pledged Stock Issuer or if any promissory notes of the Pledged Stock Issuer or other securities of the Pledged Stock Issuer and/ or (ii) any promissory notes, or negotiable instruments (other than checks or drafts) payable to the Pledgor are acquired by the Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Secured Party, for the benefit of the Secured Party and the Lenders, as provided in Section 1 hereof simultaneously with such acquisition. The Pledgor will promptly notify the Secured Party of the date and amount of any loans made from time to time by the Pledgor to the Pledged Stock Issuer.

          (g) If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then Pledged Stock Issuer shall either (i) immediately register or enter the Pledged Collateral, as the case may be, in the name of Secured Party, for the benefit of the Secured Obligation Holders, or (ii) otherwise cause Secured Party’s security interest thereon to be perfected in accordance with applicable law.

          (h) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that neither Secured Party nor any Lender shall have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          (i) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Pledged Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

          (j) The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Collateral, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof, other than liens on and security interests in the Pledged Collateral created hereby or which are otherwise expressly permitted under the Loan Agreement.

          (k) The Pledgor will not consent to or approve the issuance of any additional shares of capital stock of any class of the Pledged Stock Issuer if such issuance would violate the terms of the Loan Agreement or would cause a Default or Event of Default under the Loan Agreement and, in the event that any such additional shares of capital stock are issued to any of the Pledgor, they shall be deposited and pledged with the Secured Party simultaneously with such issuance as provided in Section 1 hereof.

          (l) Neither the pledge of the Pledged Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4. Further Assurances.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor and/or Pledged Stock Issuer, as the case may be, will: (i) authorize (or execute and file, if and as applicable) such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;; and (ii) appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s security interest in the Pledged Collateral.

          (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) Upon request Pledgor will furnish to Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Pledged Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Secured Party may request.

     5. Covenants of Pledgor. Pledgor shall:

          (a) Perform each and every covenant in the Loan Documents applicable to Pledgor; and

          (b) Upon receipt by Pledgor or any material notice, report, or other communication from any of the Pledged Stock Issuer relating to all or any part of the Pledged Collateral, deliver such notices, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

     6. Secured Party as Pledgor’s Attorney-in-Fact.

          (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) upon the occurrence and during the continuance of an Event of Default, to arrange for the transfer of the Pledged Collateral on the books of any of the Pledged Stock Issuer or any other Person to the name of Secured party or to the name of Secured Party’s nominee, for the benefit of the Secured Obligation Holders.

          (b) In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), upon the occurrence and during the continuance of an Event of Default Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Pledged Stock Issuer engage in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party’s rights hereunder.

     7. Distributions. In case, upon the dissolution, winding up, liquidation or reorganization of the Pledged Stock Issuer whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Pledged Stock Issuer or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Secured Party to be held as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (including cash dividends, except those expressly allowed under the Loan Agreement) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Pledged Stock Issuer, the shares or other property so distributed shall be delivered to the Secured Party to be held as collateral security for the Secured Obligations.

     8. Events of Default. There shall exist a default under this Agreement upon the happening of any of the following events or conditions (herein called “Events of Default”):

          (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any payment or prepayment or installment or by demand, declaration, acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

          (b) Any other Event of Default (as defined or provided in the Loan Agreement) shall occur; or

          (c) There shall be a material breach of any term or provision contained herein, or any representation and/or warranty made in this Agreement.

     9. Rights and Remedies of Secured Party. Upon the occurrence and continuance of any Event of Default, such default not having previously been remedied or cured within any applicable grace or cure periods, the Secured Party shall have the following rights and remedies:

          (a) All rights and remedies provided by law, including, without limitation, those provided by the New York Uniform Commercial Code;

          (b) All rights and remedies provided in this Agreement; and

          (c) All rights and remedies provided in the Loan Agreement, the Security Documents or in any other Loan Document, other agreement, document or instrument pertaining to the Secured Obligations.

     10. Right to Transfer into Name of Secured Party, etc. In case there shall exist an Event of Default that shall be continuing after applicable grace and cure periods, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall exist and be continuing, the Pledgor shall be entitled to exercise as the Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

     11. Right of Secured Party to Exercise Voting Power, etc. In case there shall exist an Event of Default, which shall not have been remedied or cured, the Secured Party, until such Event of Default has been remedied or cured in accordance with the Loan Agreement shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Stock Issuer or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine, all without liability except to account for property actually received, neither the Secured Party nor any of the Lenders shall have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     12. Right of Secured Party to Dispose of Collateral, etc. Upon the occurrence and continuance of an Event of Default, such default not having previously been remedied or cured within any applicable grace or cure periods, the Secured Party shall have the right, unless the Event of Default shall have been remedied or cured in accordance with the Loan Agreement prior to taking any such actions, at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker’s board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Pledgor at least ten (10) days’ prior written notice at the respective addresses of the Pledgor specified in Section 23 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor. All such sales shall be conducted in a commercially reasonable manner and shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute, and hereby agree to cause the Pledged Stock Issuer to execute, all such applications or other instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys’ fees; second, to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine, and any surplus thereafter remaining shall be paid to the Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Pledged Stock Issuer or the Pledgor).

     The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933. The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

     If Secured Party, for the benefit of the Lenders, shall determine to exercise its right to sell all or any portion of the Pledged Collateral pursuant to this Section, Pledged Stock Issuer agrees that, upon request of Secured Party, Pledged Stock Issuer will, at its own expense:

(i) execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, and use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use its best efforts to qualify the Pledged Collateral under the state securities laws or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

(iii) make available to its respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933;

(iv) execute and deliver to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, state or country where Pledgor or the

Pledged Stock Issuer engage in business, in order to transfer or to more effectively transfer the Pledged Shares or otherwise enforce Secured Party’s rights hereunder; and

(v) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

     Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

     13. Collection of Amounts Payable on Account of Pledged Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, the Secured Party may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

     14. Care of Pledged Collateral in Secured Party’s Possession. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Secured Party shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgor.

     15. Waivers, etc. The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party’s or the Lenders’ respective rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consent to and waive notice of the granting of renewals, extensions of time for payment or other indulgences to the Pledged Stock Issuer or the Pledgor or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Pledgor further waives any right it may have under the Constitution of The State of New York (or under the constitution of any other state in which any of the Pledged Collateral may be located), or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Party and waives their rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor’s waivers under this section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     16. Termination; Assignment, etc. This Agreement and the security interest in the Pledged Collateral created hereby shall terminate when all of the Secured Obligations other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim have been paid in full in cash (provided that the Secured Party and the Lenders are no longer obligated to make Loans under the Loan Agreement). For all purposes of this Agreement, no Default or Event of Default shall be deemed to have been cured or waived except as expressly provided in the Loan Agreement. No waiver by the Secured Party or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it in accordance with the terms of the Loan Agreement, the Secured Party may assign or transfer the rights and interest of the Secured Party, for the benefit of the Lenders, under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder, and the Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interest so assigned.

     17. Reinstatement. Notwithstanding the provisions of Section 13, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledged Stock Issuer or the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledged Stock Issuer or the Pledgor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

     18. Governmental Approvals, etc. Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Secured Party may be required to obtain for such governmental consent, approval, qualification or authorization.

     19. Restrictions on Transfer, etc. To the extent that any restrictions imposed by the charter or by-laws of any Pledged Stock Issuer or any agreement among the holders of capital stock of the Pledged Stock Issuer or other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Secured Party of any right granted hereunder, including, without limitation, the right of the Secured Party to dispose of the Pledged Collateral upon the occurrence of any Event of Default, the Pledgor hereby waives such restrictions. The Pledged Stock Issuer represents and warrants that it has taken each necessary action to waive such restrictions. The Pledgor Stock Issuer and the Pledgor will each take any further action which the Secured Party may reasonably request in order that the Secured Party and the Lenders may obtain and enjoy the full rights and benefits granted to the Secured Party and the Lenders by this Agreement free of any such restrictions.

     20. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     21. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party and the Lenders, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

          (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

          (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver o or consent to departure from any guaranty for all or any of the Secured Obligations; or

          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

     To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to: (A) proceed against or exhaust any security held from Pledgor; or (B) pursue any other remedy in Secured Party’s power whatsoever.

     22. Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Pledged Collateral: (i) Secured Party is under no obligation to marshal any Pledged Collateral; (ii) may, in its absolute discretion, realize upon the Pledged Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Pledged Collateral to the Secured Obligations in any order and in any manner it so elects. Pledgor and Secured Party waive any right to require the marshaling of any of the Pledged Collateral.

     23. Notices. Except as otherwise provided herein, all notices to the Pledgor or to the Secured Party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if made in accordance with and delivered to the respective addresses provided in Section 12 of the Loan Agreement.

     24. Miscellaneous.

          (a) This Agreement shall inure to the benefit of and be binding upon the Secured Party and the Pledgor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           (b) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     25. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the internal laws of The State of New York (without reference to conflicts of law principles). The Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The State of New York and consent to the jurisdiction of the courts of The State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their respective and/or joint obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have as to venue in any such courts. The Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 23 hereof or as otherwise provided under the laws of The State of New York. THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     26. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

PARTY CITY CORPORATION

By:	/s/ Linda M. Siluk

Linda M. Siluk
Chief Financial Officer

PARTY CITY MICHIGAN, INC.

By:	/s/ Linda M. Siluk

Name: Linda M. Siluk
Title: Vice President

WELLS FARGO RETAIL FINANCE, LLC,
as Agent

By:	/s/ David Molinario

David Molinario
Vice President

SCHEDULE I TO STOCK PLEDGE AGREEMENT

PLEDGED STOCK

Owner and Address	Description	No. of Shares	Percentage*	Certificate No(s).

Party City Corporation 400 Commons Way Rockaway, NJ 07866	Common Stock in Party City Michigan, Inc.	100	100%	C2

PLEDGED NOTES AND INSTRUMENTS

None.

* For the purposes of this Schedule I, “Percentage” means the percentage of all of the issued and outstanding shares of capital stock of such Pledged Stock Issuer on a fully diluted basis.